UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): July 3, 2001
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                                AUTHORISZOR INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                   000-27869                    75-2661571
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)

One Van de Graaff Drive, Suite 502, Burlington, Massachusetts  01803-5188
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (781) 359-9650
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(Not Applicable)
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(Former name or former address, if changed since last report)







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Item 5.           Other Events

         On July 3, 2001, Authoriszor Inc. (the "Company"), though its wholly-owned subsidiary Authoriszor Holdings Ltd. ("AHL"), entered into a Stock Purchase Agreement (the "Agreement") pursuant to which AHL agreed to acquire (the "Acquisition") approximately 68% of the outstanding shares of capital stock (the "Capital Stock") of Logsys Solutions Limited, a company incorporated in the United Kingdom ("Logsys"), and a subsidiary of Logsys Holdings Limited ("LHL") (referred to herein as the "First Step Transaction"). In addition, Logsys will, in the future, solicit the remaining holders of shares of Capital Stock not then already owned by the AHL to exchange such shares of Capital Stock for cash consideration payable by AHL (the "Second Step Transaction"). In arriving at the purchase price, the Company considered comparable transactions within the industry and conducted its own analysis of Logsys, including a review of the financial condition of Logsys and the strategic value of Logsys to the Company. The consideration payable in connection with the First Step Transaction, and the consideration that will be paid in connection with the Second Step Transaction, was determined pursuant to arms-length negotiations between the Company and LHL. The source of the cash consideration with respect to the First Step Transaction is, and with respect to the Second Step Transaction will be, the Company's cash reserves. Each of the dollar amounts contained herein reflect the currency exchange rate in effect immediately prior to the execution of the Agreement.

         The First Step Transaction was consummated at a closing (the "Closing") on July 3, 2001. At the Closing, in exchange for 550,496 shares of Capital Stock of Logsys held by LHL, which constituted approximately 68% of the outstanding shares of Capital Stock, AHL paid to LHL approximately $368,000 ((pound)260,687). Pursuant to the terms of the Agreement, the Company is also obligated to issue to LHL up to 186,453 shares (the "Contingent Shares") of common stock, par value $.01 per share ("Common Stock"), subject to the realization by Logsys, within 180 business days of the Closing, of 75% of certain outstanding trade debt receivables and 75% of certain itemized works in progress identified by Logsys (collectively, the "Logsys Targets"). In the event that the Logsys Targets are achieved within the requisite timeframe, the Company will be obligated to issue the Contingent Shares to LHL within 20 trading days of the realization of the Logsys Targets (the "Realization Date"); provided, however, that if the Company is not listed on Nasdaq or the OTC Bulletin Board, or otherwise quoted on a public market in North America or Europe ("Listed"), as of the Realization Date, the Company will have 30 business days in which to become Listed. After the expiration of such period and if the Company is not then Listed, LHL may return to the Company the Contingent Shares, in which event the Company will be obligated to pay LHL an amount in cash equivalent to the aggregate market value of the Contingent Shares.

         Beginning on May 10, 2001, the bid price of the Common Stock closed below $1.00. In addition, the bid price for shares of the Common Stock closed below $1.00 per share for 30 consecutive trading days thereafter, and the Company received notice from the Nasdaq National Market ("Nasdaq") on June 22, 2001 that the Company must comply with the minimum bid requirement ("Minimum Bid Requirement") for continued listing on the Nasdaq

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National  Market within 90 calendar days (the  "Probationary  Period") from such notification or be delisted. Pursuant to applicable Nasdaq regulations, the shares of the Common Stock will be deemed to comply with the Minimum Bid Requirement if shares of the Common Stock receive a closing bid price at or above $1.00 per share for 10 consecutive trading days during the Probationary Period. As a result of the foregoing, the Company is considering various strategic alternatives concerning the appropriate trading market for shares of the Common Stock.

         Furthermore, LHL has agreed to escrow approximately $56,000 ((pound)40,000) (the "Escrow Amount") for the benefit of AHL until such time as the Logsys Targets are attained. To the extent that the Logsys Targets are not achieved prior to or on the Realization Date, AHL will be entitled to retain the Escrow Amount; however, if the Logsys Targets are obtained prior to or on the Realization Date, LHL shall be paid the Escrow Amount within 5 business days of the Realization Date, in addition to accrued interest on the Escrow Amount to date.

         The Agreement provides that the net asset value ("NAV") of Logsys as of the Closing Date shall be initially determined by representatives of AHL within 90 days of the Closing in accordance with generally accepted accounting principles (the "Statement"), whereupon representatives of Logsys will have 14 days in which to object to the calculation of the NAV contained in the Statement. In the event that the parties cannot mutually determine the NAV to be accorded Logsys, each of AHL and Logsys has agreed to a binding determination to be made by KPMG LLP. To the extent that the NAV exceeds approximately $113,000 ((pound)80,000), AHL has agreed to pay to LHL an amount equal to the amount that the NAV exceeds $113,000 ((pound)80,000). To the extent that the NAV is less than approximately $99,000 ((pound)70,000), LHL has agreed to pay to AHL an amount equal to the amount that the NAV is less than $99,000 ((pound)70,000).

         In connection with the Second Step Transaction, all the remaining holders of Capital Stock, other than AHL, will have the opportunity to tender their respective shares of Capital Stock to AHL, which constitute 251,666 shares of capital stock in the aggregate, in exchange for $0.94 (67 pence) per share of Capital Stock ("Offer Consideration"). In connection with the Second Step Transaction, AHL has agreed (i) to pay the Offer Consideration in cash only;
(ii) each holder of Capital Stock who tender shares of Capital Stock is required to execute a Share Sale Agreement setting forth the terms upon which the offer is made; (iii) the offer is being made on identical terms to each of the holders of Capital Stock; and (iv) the offer will terminate within 14 days of the date that such offer is communicated to the holders of Capital Stock.

         Logsys is a European software firm developing e-business and business process automation systems. Logsys has experience in workflow applications development specializing in government information technology applications. Clients of Logsys include government organizations, including, without limitation, the Royal Navy, the Royal Airforce and a certain number of police forces across England, plus a number of private sector financial and information technology companies.

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


Item 7.  Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c) The following Exhibits are filed as a part of this Current Report on Form 8-K:

          2.1 Stock Purchase Agreement, dated as of July 3, 2001, by and among Authoriszor Holdings Ltd., Logsys Holdings Limited and Stewart Leslie Ashton. Schedule 1, Part II and Schedule 7 of this Agreement were omitted in accordance with Item 601(b)(2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AUTHORISZOR INC.


Date: July 16, 2001                  By:  /s/ Andrew Cussons
                                       -----------------------------------------
                                        Andrew Cussons
                                        Chief Financial Officer and Secretary



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                                  EXHIBIT INDEX


         Exhibit
           No.                       Exhibit Description
           ---                       -------------------


         2.1 Stock Purchase Agreement, dated as of July 3, 2001, by and among Authoriszor Holdings Ltd., Logsys Holdings Limited and Stewart Leslie Ashton. Schedule 1 Part II and Schedule 7 of this Agreement were omitted in accordance with Item 601(b)
                    (2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.